SCHEDULE I

INFORMATION RELATING TO THE EXECUTIVE OFFICERS AND DIRECTORS OF THE TD ENTITIES

The following sets forth the name, title and present principal occupation of each executive officer and director of TDI.

TORONTO DOMINION INVESTMENTS, INC.

EXECUTIVE OFFICERS AND DIRECTORS

Name (Citizenship)	Title	Principal Occupation or Employment
Wong, Kristie (U.S. Citizen)	Vice President & CFO	VP FINANCE TDS (US) 125 Park Avenue New York NY 10017 United States
Petrou, Christina (U.S. Citizen)	Vice President & CCO	Senior Vice President 1 Vanderbilt Avenue New York NY 10017 United States
Baldi, Frank (U.S. Citizen)	Vice President	Managing Director of Global Counterparty Credit TDS (US) 125 Park Avenue New York NY 10017 United States
Haraf, Nancy (U.S. Citizen)	Vice President	Director - Finance, Group Manager TDS (US) 125 Park Avenue New York NY 10017 United States

Win, Tracy (U.S. Citizen)	Vice President	Managing Director - Global Counterparty Credit TDS (US) 125 Park Avenue New York NY 10017 United States
Zeller, Robyn (U.S. Citizen)	Vice President	Senior Vice President and Executive Managing Director & Global Head 125 Park Avenue New York NY 10017 United States

Executive Officers and Directors of TDH

The following sets forth the name, title and present principal occupation of each executive officer and director of TDH.

TORONTO DOMINION HOLDINGS (U.S.A.), INC.

EXECUTIVE OFFICERS AND DIRECTORS

Name (Citizenship)	Title	Principal Occupation or Employment
Gibson, Glenn (Canadian Citizen)	Director, Executive Vice President and Chief Executive Officer	Executive Vice President and Vice Chair, USA Region Head and Global 1 Vanderbilt Avenue New York NY 10017 United States
Doster, Robert (U.S. Citizen)	Vice President	Vice President, US Region, Global Operations, TD Securities 125 Park Avenue New York NY 10017 United States

Wong, Kristie (U.S. Citizen)	Director, Vice President & CFO	Vice President, Finance TD Securities 125 Park Avenue New York NY 10017 United States
Weinman, Robert (U.S. Citizen)	Director	Vice President & Chief Risk Officer, TDS 1 Vanderbilt Avenue New York NY 10017

Mehra, Pradeep (India Citizen)	Vice President	Managing Director, Corporate & Investment Banking Credit, TD Securities (USA LLC) 125 Park Avenue New York NY 10017 United States
Stroud, Peter (U.S. Citizen)	Vice President	Director, TDS Operations (US) 125 Park Avenue New York NY 10017 United States
Wieseneck, Larry (U.S. Citizen)	Director	Executive Vice President, Vice Chair, Head of Corporate & Investment Banking 1 Vanderbilt Avenue New York NY 10017
Charney, Daniel (U.S. Citizen)	Director	Executive Vice President, Vice Chair, Global Markets 1 Vanderbilt Avenue New York NY 10017
Zeller, Robyn (U.S. Citizen)	Director, Vice President	Senior Vice President and Executive Managing Director & Global Head 125 Park Avenue New York NY 10017 United States
Haraf, Nancy (U.S. Citizen)	Vice President	Director - Finance, Group Manager TDS (US) 125 Park Avenue New York NY 10017 United States
Petrou, Christina (U.S. Citizen)	Director, Senior Vice President, Chief Operating Officer	Senior Vice President, Chief Operating Officer 1 Vanderbilt Avenue New York NY 10017 United States
Bosman, Dan (U.S. Citizen)	Vice President, Chief Information Officer	Senior Vice President and Chief Information Officer, TD Securities (USA) LLC 125 Park Avenue New York NY 10017 United States
Baldi, Frank (U.S. Citizen)	Vice President	Managing Director of Global Count Credit TDS (US) 1 Vanderbilt Avenue New York NY 10017 United States
Worchel, Cori (U.S. Citizen)	Vice President	Managing Director - Global Counterparty Credit TDS (US) 125 Park Avenue New York NY 10017 United States
Win, Tracy (U.S. Citizen)	Vice President	Managing Director - Global Counterparty Credit TDS (US) 125 Park Avenue New York NY 10017 United States